EXHIBIT 4.5

No. _______

$10.00 WARRANT
To Purchase Common Stock
of
AeroGrow International, Inc.

THIS CERTIFIES THAT, upon surrender of this $10.00 Warrant at the office of the Warrant Agent hereinafter named, in the City of Boulder, County of Boulder, State of Colorado, accompanied by payment as hereinafter provided, _____________________________________ or assigns (“Holder”) is entitled to purchase at any time prior to the expiration of the $10.00 Warrant Exercise Period (as hereinafter defined), but not thereafter, _________________ shares of common stock (“Common Stock”), of AeroGrow International, Inc., a Nevada corporation (“Company”), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of Two Dollars ($10.00) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and BANK, __________, Colorado (“Warrant Agent”), and not otherwise.

This $10.00 Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than Five Hundred (500) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for the period from issuance through December 31, 2007, provided that the Common Stock issuable upon the exercise of this $10.00 Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended, and the securities or “blue sky” laws of the jurisdiction in which the exercise of this $10.00 Warrant is proposed to be effected (“$10.00 Warrant Exercise Period”). Upon the expiration of the $10.00 Warrant Exercise Period, this $10.00 Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof.

This $10.00 Warrant shall be registered at the office of the Warrant Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

Upon any adjustment of the number of shares of Common Stock that may be purchased upon the exercise of this $10.00 Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as herein below provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this $10.00 Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

NEITHER THIS $10.00 WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”), AND SUCH SECURITIES ARE BEING SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 3(a)(11) OF THE ACT AND RULE 147 PROMULGATED THEREUNDER. ACCORDINGLY, RESALES AND TRANSFERS OF THESE SECURITIES ARE STRICTLY LIMITED TO RESIDENTS OF THE STATE OF COLORADO FOR A PERIOD OF AT LEAST NINE MONTHS FROM THE DATE OF THE LAST SALE OF THE OFFERING BY THE ISSUER OF THE SECURITIES IN WHICH THE SECURITIES ARE DEEMED TO BE A PART.

The Holder of this $10.00 Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

This $10.00 Warrant is divisible on surrender, in which case a new $10.00 Warrant or Warrants will be issued.

Commencing January 1, 2005, and at any time thereafter until and including, but not after, the expiration of the $10.00 Warrant Exercise Period, provided that the Common Stock is quoted on the NASD OTC Bulletin Board, or other national exchange, the Company may, at its option, redeem all of the $10.00 Warrants at any time or some of them from time to time, upon payment of $0.01 per $10.00 Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the OTC Bulletin Board, or on a national securities exchange, equals or exceeds $2.50 per share for twenty consecutive trading days ending within fifteen days of the date upon which notice of redemption is given as provided herein. In case less than all of the $10.00 Warrants at the time outstanding are to be redeemed, the $10.00 Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen (15) days prior to the redemption date to each holder of $10.00 Warrants to be redeemed at the registered address of such Holder. Each Holder of this $10.00 Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this $10.00 Warrant upon the date fixed for redemption in the amount herein provided.

If prior to the expiration of this $10.00 Warrant, by exercise hereof or by its terms:

(a)
The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this $10.00 Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the $10.00 Warrant Holder from the aggregate payment specified on the face of this $10.00 Warrant.

(b)
A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this $10.00 Warrant shall, without requiring any payment by the $10.00 Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company. In the computation of the increased number of shares deliverable upon the exercise of this $10.00 Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

(c)
The Company shall, at any time while any of the $10.00 Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this $10.00 Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such $10.00 Warrants prior to such record date.

(d)
The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each $10.00 Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this $10.00 Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this $10.00 Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this $10.00 Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the $10.00 Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this $10.00 Warrant as hereinbefore provided shall continue and be preserved in respect of any stock that the $10.00 Warrant Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the $10.00 Warrant Holder, upon the exercise of this $10.00 Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this $10.00 Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for willful wrongdoing.

This $10.00 Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this $10.00 Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this $10.00 Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements that shall insure to Holders exercising $10.00 Warrants or applying for transfer of stock within five (5) days after the books shall have been reopened all rights and privileges that they might have had or received if the transfer books had not been closed and they had exercised their $10.00 Warrants at any time during which such transfer books shall have been closed.

Upon each increase or decrease in the number of shares of Common Stock of the Company deliverable upon the exercise of this $10.00 Warrant, or in the event of changes in the rights of the $10.00 Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

The Company covenants, at all times when $10.00 Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this $10.00 Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

As used herein, the terms "Holder" "$10.00 Warrant Holder" and "Holder of this $10.00 Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this $10.00 Warrant to be given to the $10.00 Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

IN WITNESS WHEREOF, AEROGROW INTERNATIONAL, INC. has caused this $10.00 Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and its corporate seal or a facsimile to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.

AEROGROW INTERNATIONAL, INC.
Attest:

By:

Secretary		President

[CORPORATE SEAL]

SUBSCRIPTION FORM
(To be Executed Upon Exercise of $10.00 Warrant)

The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within $10.00 Warrant, hereby (i) subscribes for shares of Common Stock that the undersigned is entitled to purchase under the terms of the within $10.00 Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.

Dated: _________________________

Number of Shares Subscribed For:

______________	(Signature)

(Signature)

ASSIGNMENT

(To Be Executed By the Registered Holder to Effect
a Transfer of the Within $10.00 Warrant)

FOR VALUE RECEIVED, the undersigned $10.00 Warrant Holder(s) do(es) hereby sell, assign and transfer unto ________________________________________ the right to purchase common stock evidenced by this $10.00 Warrant, and does hereby irrevocably constitute and appoint __________________________________________to transfer the said right on the books of the Company, with full power of substitution.

Dated: _________________________

(Signature)

(Signature)

NEITHER THIS $10.00 WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“ACT”), AND SUCH SECURITIES ARE BEING SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 3(a)(11) OF THE ACT AND RULE 147 PROMULGATED THEREUNDER. ACCORDINGLY, RESALES AND TRANSFERS OF THESE SECURITIES ARE STRICTLY LIMITED TO RESIDENTS OF THE STATE OF COLORADO FOR A PERIOD OF AT LEAST NINE MONTHS FROM THE DATE OF THE LAST SALE OF THE OFFERING BY THE ISSUER OF THE SECURITIES IN WHICH THE SECURITIES ARE DEEMED TO BE A PART.